SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

JAWS SPITFIRE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-39757 (Commission File Number)	98-1556965 (I.R.S. Employer Identification No.)
1601 Washington Avenue, Suite 800 Miami Beach (Address of principal executive offices)		33139 (Zip Code)

(305) 695-5500 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SPFR.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	SPFR	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SPFR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, the Board of Directors (the “Board”) of Jaws Spitfire Acquisition Corporation (the “Company”) fixed the size of the Board at five directors and appointed Serena J. Williams to serve as a Class II director. The Board also appointed Ms. Williams to serve as a member of the Board’s Audit Committee and Nominating Committee. The Board has determined that Ms. Williams is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

On December 22, 2020, Spitfire Sponsor LLC (the “Sponsor”) transferred 25,000 shares of the Company’s Class B ordinary shares, $0.0001 par value per share, to Ms. Williams as compensation for her service as a director of the Company. Also on December 15, 2020, Ms. Williams executed a joinder agreement pursuant to which she became a party to the Registration and Shareholder Rights Agreement, dated December 2, 2020 (the “Registration Rights Agreement”), among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, and includes certain transfer restrictions applicable to the Holders with respect to Company securities they hold. A copy of the Registration Rights Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2020, and is incorporated herein by reference.

On December 22, 2020, Ms. Williams executed a joinder agreement pursuant to which she became party to the Letter Agreement, dated December 2, 2020 (the “Insider Letter”), among the Company, the Sponsor and each of the directors, officers and other initial stockholders of the Company. A copy of the Insider Letter was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on December 8, 2020, and is incorporated herein by reference.

Ms. Williams also entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify her against certain claims that may arise in connection with her service as directors of the Company. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.4 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed with the SEC on November 27, 2020, which is incorporated herein by reference.

The Company will reimburse Ms. Williams for reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Other than the foregoing, Ms. Williams is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2021

JAWS SPITFIRE ACQUISITION CORPORATION

	By:	/s/ Matthew Walters
	Name:	Matthew Walters
	Title:	Chief Executive Officer